EXECUTION COPY

                  MANUFACTURAS DE PAPEL, C.A. (MANPA), S.A.C.A.
                          AV. FRANCISCO DE MIRANDA CON
                                 CALLE EL PARQUE
                               TORRE COUNTRY CLUB
                                PISO 11 CHACAITO
                                  CARACAS 1050
                                    VENEZUELA

                                                           As of  April 24, 2007

Citibank, N.A. - ADR Department
388 Greenwich St., 14th Floor
New York, New York  10013

                       Restricted ADSs (Cusip # 564681906)

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement, dated as of June 11, 1996, (the "Deposit Agreement"), by and among Manufacturas de Papel, C.A. (MANPA), S.A.C.A., a company organized under the laws of Venezuela (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and the Holders and Beneficial Owners of American Depositary Receipts (the "ADRs") issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

            Certain owners of the Company's (the "Share Owners") common shares, par value ten Bolivars (Bs. 10.00) (the "Shares") that constitute "Restricted Securities" (as hereinafter defined and hereinafter used as so defined) have requested that the Company establish a procedure to enable the Share Owners to hold such Shares in the form of American Depositary Shares ("ADSs"). The Company is willing to accommodate such request of the Share Owners provided (a) the terms of deposit of the Shares by the Share Owners neither (i) prejudice any substantial rights of existing Holders and Beneficial Owners of ADSs under the Deposit Agreement nor (ii) violate or conflict with any law, rule or administrative position applicable to the ADSs, and (b) the Depositary agrees to supplement the terms of the Deposit Agreement to accommodate a deposit of Shares by the Share Owners.

            The purpose and intent of this Letter Agreement (the "Letter Agreement") is to supplement the Deposit Agreement for the purpose of accommodating (i) the issuance of Restricted ADSs (as hereinafter defined and hereinafter used as so defined) at the request of the Company from time to time,
(ii) the transfer and sale of Restricted ADSs and (iii) certain ancillary transactions further described below. The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit under Item 3(c) of Form F-6 under the Securities Act of 1933, as amended (the "Securities Act"), to the next Registration Statement on Form F-6 filed with the Securities and Exchange Commission (the "Commission") in respect of the ADSs after the execution of this Letter Agreement).

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

            1. Authority to Issue Restricted ADSs. The Deposit Agreement is hereby supplemented to authorize the Depositary to establish under the terms of the Deposit Agreement and upon the written request and at the expense of the Company, procedures enabling the deposit of Shares that are "Restricted Securities" to permit the holders of such Shares to hold their ownership interests in such restricted Shares in the form of ADSs issued under the terms of the Deposit Agreement as supplemented hereby (such Shares, the "Restricted Shares"). The Depositary agrees to establish procedures permitting the deposit of Restricted Shares into the depositary receipts facility and the issuance of ADSs representing deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"), upon receipt of a written request from the Company to accept certain specified Restricted Shares for deposit or as otherwise set forth in this Agreement. The Company agrees to assist the Depositary in the establishment of such procedures and agrees that it shall take all steps reasonably requested by the Depositary to ensure that the establishment of such procedures does not prejudice any substantial rights of existing Holders and Beneficial Owners of ADSs and does not violate the provisions of the Securities Act or any other applicable laws, rules or administrative positions applicable to ADSs including, without limitation, by entering into letter agreements with the Depositary to set forth the specific terms of the procedures applicable to any specific deposit of Restricted Shares and issuance and transfer of Restricted ADSs.

            Notwithstanding any other provisions of this Letter Agreement, the depositors of the Restricted Shares and the holders of the Restricted ADSs may be required to provide such additional written certifications, agreements or other documents as the Depositary or the Company may deem reasonably necessary or reasonably appropriate prior to (i) the deposit of Restricted Shares, (ii) the transfer and sale of the Restricted ADRs and the Restricted ADSs evidenced thereby, (iii) the removal of the transfer and other restrictions with respect to Restricted ADSs/Restricted ADRs in order to create unrestricted ADSs/ADRs, or
(iv) the withdrawal of the Restricted Shares represented by Restricted ADSs. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legend(s) shall (i) be in a form reasonably satisfactory to the Depositary and (ii) set forth the specific circumstances under which the Restricted ADRs and the Restricted ADSs evidenced thereby may be transferred or sold, and the Restricted Shares withdrawn.

            The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary under a unique CUSIP number and the Restricted Shares so deposited shall be held separate and distinct by the Custodian from all other Deposited Securities held under the terms of the Deposit Agreement by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Restricted Shares. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions set forth in Section 5.10 of the Deposit Agreement. Notwithstanding any other provisions of this Letter Agreement or any provisions of the Deposit Agreement to the contrary, each of the Restricted ADRs evidencing Restricted ADSs will be substantially in the form attached hereto as Exhibit A (the "Form of Restricted ADR"), and shall be registered initially in the name of the Share Owner or a person designated by the Share Owner to hold the Restricted ADR for the benefit of the such Share Owner, except, in each case, as the Depositary and the Company may otherwise agree in writing. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, The Depository Trust Company ("DTC"). The Restricted ADSs shall not in any way be fungible with the ADSs (that are not Restricted ADSs) issued under the terms of the Deposit Agreement. Except as set forth in this Letter Agreement and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be subject to the terms of the Deposit Agreement and shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADRs and ADSs, respectively, issued and outstanding under, the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto or any Holder or Beneficial Owner of Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms of (i) this Letter Agreement or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Letter Agreement and of the applicable Restricted ADR shall be controlling and shall govern the rights and obligations of the parties pertaining to the deposited Restricted Shares, the applicable Restricted ADSs and the applicable Restricted ADRs.

            The term "Restricted Securities" when used herein shall mean Shares (and any ADSs representing such Shares) which (i) have been acquired directly or indirectly from the Company or any of its Affiliates (as defined in Rule 144 under the Securities Act and hereinafter used as so defined) in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or
(ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit, including, without limitation, restrictions on sale or deposit under the laws of the United States, Venezuela, or under any agreement applicable to the Shares and/or to the owner of such Shares, or the Articles of Association or By-Laws of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares (and any ADSs representing such Shares) are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective registration statement under the Securities Act, or (b) exempt from the registration requirements of the Securities Act, and the Shares (and any ADSs representing such Shares) are not, when held by such person(s), otherwise Restricted Securities.

            2. Share Owner Deposits. The Company hereby consents, under Section
2.02 of the Deposit Agreement and Section 1 of this Letter Agreement, to the deposit by Share Owners listed on Exhibit B hereto as the same may be amended from time to time by agreement of the parties hereto (the "Initial Share Owners") of the number of Shares listed opposite each Initial Share Owner's name on Exhibit B hereto as the same may be amended from time to time by agreement of the parties hereto and the issuance and delivery by the Depositary of the corresponding number of Restricted ADSs in respect thereof, upon the terms of this Letter Agreement, to the Initial Share Owners or their respective nominees specified on Exhibit B hereto as the same may be amended from time to time by agreement of the parties hereto. The Restricted ADSs described in the immediately preceding sentence, the Restricted Shares represented thereby the Restricted ADRs evidencing such Restricted ADSs and the Initial Share Owners specified on Exhibit B hereto are referred to herein as the "Designated Restricted ADSs", the "Designated Shares," the "Designated Restricted ADRs" and the "Designated Shareholders", respectively.

            In furtherance of the foregoing, the Company requests the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this Letter Agreement, to (i) establish procedures to enable (x) the deposit of the Designated Shares with the Custodian by Initial Share Owners (or their designees) in order to enable the issuance and delivery by the Depositary to Initial Share Owners (or their designees) of the Designated Restricted ADRs evidencing Designated Restricted ADSs issued under the terms of this Letter Agreement, and (y) the transfer of the Designated Restricted ADSs, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of the Shares, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by the terms of this Letter Agreement, and (ii) issue Designated Restricted ADRs evidencing such Designated Restricted ADSs and to deliver the Designated Restricted ADRs, in each case upon the terms set forth herein, including, without limitation, the terms and conditions set forth in
Section 1 hereof.

            3. Company Assistance. The Company agrees to (i) provide commercially reasonable assistance upon the request of and to the Depositary in the establishment of such procedures to enable the acceptance of the deposit by the Initial Share Owners of the Designated Restricted Shares, the issuance of the Designated Restricted ADSs to the Initial Share Owners or their respective designees, the delivery of Designated Restricted ADRs to the Initial Share Owners, or their respective designees, the transfer of Designated Restricted ADSs by the Initial Share Owners, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of the Designated Restricted Shares, and
(ii) take all commercially reasonable steps requested by the Depositary to ensure that the acceptance of the deposit of the Designated Restricted Shares, the issuance of the Designated Restricted ADSs, the issuance and delivery of the Designated Restricted ADRs, the transfer of the Designated Restricted ADSs, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of Designated Restricted Shares, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws, rules or administrative positions.

            In furtherance of the foregoing, at the time of the execution of this Letter Agreement, the Company shall cause (A) its U.S. counsel to deliver an opinion to the Depositary stating, inter alia, that the issuance and delivery of Designated Restricted ADSs to Initial Share Owners (or their designees), upon the terms contemplated herein, does not require registration under the Securities Act, and (B) its Venezuelan counsel to deliver an opinion to the Depositary stating, inter alia, that (i) the Company has duly authorized, executed and delivered the Letter Agreement, (ii) the Letter Agreement is a legal valid and binding agreement of the Company enforceable against the Company upon its terms, (iii) none of the terms of the Letter Agreement, and none of the transactions contemplated herein violate any Venezuelan law or regulation or any order, judgment or proceeding which is binding upon the Company, (iv) none of the terms of the Letter Agreement, and none of the transactions contemplated herein, conflict with any agreement to which the Company is a party, (v) the Shares being deposited are free of all liens, security interests and encumbrances that have been noted in the Company's share register, and (vi) all governmental approvals, permits, consents and authorizations required to be obtained by the Company in Venezuela for the transactions contemplated in the Letter Agreement have been obtained and are in full force and effect.

            4. Limitations on Issuance of Designated Restricted ADSs. In connection with the transaction contemplated in Section 2 above, the Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to issue and deliver Designated Restricted ADSs only (x) upon receipt of (i) the requisite number of Designated Shares, (ii) the opinions of counsel identified in Section 3 hereof, and (iii) payment of the applicable fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Shares and the issuance of ADSs, and (y) in the event of any corporate action of the Company which results in the issuance of Restricted ADSs to the Holder(s) of the Designated Restricted ADSs.

            The Designated Restricted ADSs issued upon the deposit of Designated Shares shall be separately identified on the books of the Depositary under CUSIP # 564681906 and the Designated Shares shall be held separate and distinct by the Custodian from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Designated Restricted ADSs.

            5. Stop Transfer Notation and Legend. The books of the Depositary shall identify the Designated Restricted ADSs as "restricted" and shall contain a "stop transfer" notation to that effect. The Designated Restricted ADRs shall contain the following legend:

            THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT ("RESTRICTED ADR"), THE RESTRICTED AMERICAN DEPOSITARY SHARES ("RESTRICTED ADSs") EVIDENCED THEREBY AND THE UNDERLYING RESTRICTED SHARES ("RESTRICTED SHARES") OF THE COMPANY ARE SUBJECT TO THE TERMS OF THE LETTER AGREEMENT, DATED AS OF APRIL 24, 2007 (THE "LETTER AGREEMENT") AND THE DEPOSIT AGREEMENT, DATED AS OF JUNE 11, 1996, (THE "DEPOSIT AGREEMENT"). ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE DEPOSIT AGREEMENT.

            HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs EVIDENCED BY THIS RESTRICTED ADR BY ACCEPTING AND HOLDING THE RESTRICTED ADSs SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE LETTER AGREEMENT. THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

            PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE LETTER AGREEMENT. THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THESE SECURITIES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED. THE COMPANY AND THE DEPOSITARY SHALL BE ENTITLED TO RECEIVE FROM THE HOLDER OF THE RESTRICTED ADSs SEEKING TO SELL, PLEDGE OR OTHERWISE TRANSFER OR DELIVER THE RESTRICTED ADSs AN OPINION OF QUALIFIED COUNSEL SATISFACTORY TO THE DEPOSITARY AND THE COMPANY THAT THE TRANSFER RESTRICTIONS APPLICABLE TO THE RESTRICTED ADSs HAVE BEEN OR ARE BEING SATISFIED.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE UNDERLYING SHARES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK OTHER THAN A RESTRICTED DEPOSITARY RECEIPT FACILITY, UNLESS AND UNTIL SUCH TIME AS SUCH SHARES ARE NO LONGER RESTRICTED SECURITIES (AS DEFINED IN THE LETTER AGREEMENT). NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED AMERICAN DEPOSITARY SHARES. A COPY OF THE DEPOSIT AGREEMENT AND OF THE LETTER AGREEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST."

            6. Limitations on Transfer of Designated Restricted ADSs. The Designated Restricted ADR(s) and the Designated Restricted ADSs evidenced thereby, shall be transferable by the Holder thereof, only upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement, (ii) an opinion of the applicable Holder's U.S. counsel reasonably satisfactory to the Depositary stating that, inter alia, the requested transfer is in accordance with the conditions upon which the Designated Restricted ADR is, and the Designated Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Designated Restricted ADR presented for transfer, and (iii) payment of all standard fees related to the transfer of an ADR under the Deposit Agreement.

            7. Limitations On Cancellation of Designated Restricted ADSs. The Company instructs the Depositary, and the Depositary agrees not to release any Designated Restricted Shares or cancel any Designated Restricted ADSs for the purpose of withdrawing the underlying Designated Restricted Shares unless (x) the conditions applicable to the withdrawal of Shares from the depositary receipts facility created pursuant to the terms of the Deposit Agreement have been satisfied (except for any conditions relating to the Shares not being Restricted Securities) including, without limitation, the Depositary's receipt of the Designated Restricted ADRs (duly endorsed and accompanied by the requisite signature guarantees, if so required under the terms of the Deposit Agreement) evidencing such Designated Restricted ADSs and the applicable ADS cancellation fees payable under the terms of the Deposit Agreement and (y) the Depositary shall have received from the person requesting the withdrawal of the Designated Restricted Shares a duly completed and signed Withdrawal Certification substantially in the form attached hereto as Exhibit C (such certification, a "Withdrawal Certification").

            8. Fungibility. Except as contemplated herein and except as required by applicable law, the Designated Restricted ADRs evidencing the Designated Restricted ADSs and the Designated Restricted ADSs shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADSs issued and outstanding under the terms of the Deposit Agreement that are not Designated Restricted ADRs and Designated Restricted ADSs, respectively. Nothing contained herein shall obligate the Depositary to treat Holders of Designated Restricted ADSs on terms more favorable than those accorded to Holders of ADSs under the Deposit Agreement.

            9. Certain Fees. In connection with the establishment and maintenance by the Depositary of the Restricted ADS facility contemplated herein, the Company and the Depositary have entered into a separate arrangement covering the Depositary's fees and reimbursable expenses.

            10. Removal of Restrictions. The Company may instruct the Depositary from time to time in writing that some or all of the Designated Restricted ADSs no longer constitute Restricted Securities. The Depositary shall remove all stop transfer notations from its records in respect of specified Designated Restricted ADSs and shall treat such Designated Restricted ADSs on the same terms as the ADSs outstanding under the terms of the Deposit Agreement that are not Restricted ADSs upon receipt of (x) written instructions from the Company to do so, and (y) an opinion of U.S. counsel to the Company stating, inter alia, that, the removal of distinctions between the Designated Restricted ADSs and the ADSs does not violate U.S. securities laws. Upon (i) receipt of such instructions and opinion of counsel or (ii) receipt of evidence reasonably satisfactory to the Depositary that the transfer of certain Designated Restricted ADSs is covered by an effective registration statement under the Securities Act, the Depositary shall take all actions necessary to remove any distinctions previously existing between the applicable Designated Restricted ADSs and the ADSs that are not Restricted ADSs, including, without limitation, by removing the stop transfer notations on its records in respect of the applicable ADSs previously identified as Designated Restricted ADSs.

            11. Representations and Warranties. The Company hereby represents and warrants that (a) the Designated Shares being deposited by the Initial Share Owners for the purpose of the issuance of Designated Restricted ADSs are validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, and (b) the Designated Shares are of the same class as, and rank pari passu with, the other Shares on deposit under the Deposit Agreement. Such representations and warranties shall survive the deposit of the Designated Shares and the issuance of Designated Restricted ADSs.

            12. Indemnity. Each of the Company and the Depositary acknowledges and agrees that the indemnification and other provisions of Section 5.08 of the Deposit Agreement shall apply to the acceptance of Restricted Shares, including, without limitation, Designated Shares for deposit, the issuance of Restricted ADSs, including, without limitation, Designated Restricted ADSs, the delivery of Restricted ADRs, including, without limitation, the Designated Restricted ADRs, the transfer of such Restricted ADRs and of the Restricted ADSs evidenced thereby, the addition/removal of the transfer and other restrictions set forth herein with respect to ADSs/ADRs/Restricted ADSs/Restricted ADRs, and the withdrawal of Restricted Shares, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this Letter Agreement.

            This Letter Agreement shall be interpreted and all the rights and obligations hereunder shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

            The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                             CITIBANK, N.A.
                                             as Depositary


                                             By: /s/ Paul Martin
                                                 -------------------------------
                                                 Name:  Paul Martin
                                                 Title: Vice President
                                                 Date:  April 24, 2007

    MANUFACTURAS DE PAPEL, C.A.                  MANUFACTURAS DE PAPEL, C.A.
    (MANPA), S.A.C.A.                            (MANPA), S.A.C.A.


    By: /s/ Juan Antonio Lovera V.               By: /s/ Alejandro Delfino T.
        ----------------------------                 ---------------------------
    Name:  Juan Antonio Lovera V.                Name:  Alejandro Delfino T.
    Title: Corporate V.P. of Finance             Title: Executive Vice President
    Date:                                        Date:

EXHIBITS

   A     Form of Restricted ADR
   B     Initial Share Owners
   C     Withdrawal Certification

                                    EXHIBIT A
                                       to
                          Letter Agreement, dated as of
                                 April 24, 2007
                    (the "Letter Agreement"), by and between
                  Manufacturas de Papel, C.A. (MANPA), S.A.C.A.
                                       and
                                 Citibank, N.A.

                              _____________________

                             FORM OF RESTRICTED ADR

                              _____________________


                                    Exh. A-1

                                                         CUSIP Number  564681906
                                                  Restricted American Depositary
                                                   Shares (1 Restricted American
                                                                Depositary Share
                                                        representing twenty-five
                                               Fully Paid common shares, each of
                                           Par Value of Ten Bolivars (Bs. 10.00)

                                    EXHIBIT A

Number                       [FORM OF FACE OF RECEIPT]

                   RESTRICTED AMERICAN DEPOSITARY RECEIPT FOR

                      RESTRICTED AMERICAN DEPOSITARY SHARES

                                  representing

                       RESTRICTED DEPOSITED COMMON SHARES

                                       of

                  Manufacturas de Papel, C.A. (MANPA), S.A.C.A.
                         (Incorporated under the laws of
                           the Republic of Venezuela)

            THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT ("RESTRICTED ADR"), THE RESTRICTED AMERICAN DEPOSITARY SHARES ("RESTRICTED ADSs") EVIDENCED THEREBY AND THE UNDERLYING RESTRICTED SHARES ("RESTRICTED SHARES") OF THE COMPANY ARE SUBJECT TO THE TERMS OF THE LETTER AGREEMENT, DATED AS OF APRIL 24, 2007 (THE "LETTER AGREEMENT") AND THE DEPOSIT AGREEMENT, DATED AS OF JUNE 11, 1996, (THE "DEPOSIT AGREEMENT"). ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE DEPOSIT AGREEMENT.

            HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs EVIDENCED BY THIS RESTRICTED ADR BY ACCEPTING AND HOLDING THE RESTRICTED ADSs SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE LETTER AGREEMENT. THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE


                                    Exh. A-2

            "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

            PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE LETTER AGREEMENT. THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THESE SECURITIES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED. THE COMPANY AND THE DEPOSITARY SHALL BE ENTITLED TO RECEIVE FROM THE HOLDER OF THE RESTRICTED ADSs SEEKING TO SELL, PLEDGE OR OTHERWISE TRANSFER OR DELIVER THE RESTRICTED ADSs AN OPINION OF QUALIFIED COUNSEL SATISFACTORY TO THE DEPOSITARY AND THE COMPANY THAT THE TRANSFER RESTRICTIONS APPLICABLE TO THE RESTRICTED ADSs HAVE BEEN OR ARE BEING SATISFIED.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE UNDERLYING SHARES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK OTHER THAN A RESTRICTED DEPOSITARY RECEIPT FACILITY, UNLESS AND UNTIL SUCH TIME AS SUCH SHARES ARE NO LONGER RESTRICTED SECURITIES (AS DEFINED IN THE LETTER AGREEMENT). NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED AMERICAN DEPOSITARY SHARES. A COPY OF THE DEPOSIT AGREEMENT AND OF THE LETTER AGREEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST."

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that ___________ is the owner of ______ Restricted American Depositary Shares, representing ______ deposited common shares, each of Par Value of Ten Bolivars (Bs. 10.00), including evidence of rights to receive such common shares (the "Shares") of Manufacturas de Papel, C.A. (MANPA), S.A.C.A., a corporation incorporated under the laws of the Republic of Venezuela (the "Company"). As of the date of the Letter Agreement (hereinafter referred to), each American Depositary Share represents twenty-five


                                    Exh. A-3

(25) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A. (the "Custodian"). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement hereinafter referred to. The Depositary's principal executive office is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.

            13. The Deposit Agreement. This Restricted American Depositary receipt is one of an issue of Restricted American Depositary Receipts ("Receipts"), executed and delivered pursuant to the Deposit Agreement, dated as of June 11, 1996 (the "Original Deposit Agreement"), by and among the Company, the Depositary, and all registered Holders and Beneficial Owners of Receipts from time to time of American Depositary Receipts issued thereunder, as supplemented by that certain Letter Agreement , dated as of April 24, 2007, by and between the Depositary and the Company, the (the "Letter Agreement" and together with the Original Deposit Agreement as the same may be further amended or supplemented from time to time, the "Deposit Agreement"), each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

            The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the By-laws of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

            14. Surrender of Receipts and Withdrawal of Deposited Securities. Under the Letter Agreement, the Company has instructed the Depositary, and the Depositary has agreed not to release any Restricted Shares or cancel any Restricted ADSs for the purpose of withdrawing the underlying Restricted Shares unless (x) the conditions applicable to the withdrawal of Shares from the depositary receipts facility created pursuant to the terms of the Deposit Agreement (as described in the next paragraph of this Article (2)) have been satisfied (except for any conditions relating to the Shares not being Restricted Securities) including, without limitation, the Depositary's receipt of the Receipts (duly endorsed and accompanied by the requisite signature guarantees, if so required under the terms of the Deposit Agreement) evidencing such Restricted ADSs and the applicable cancellation fees payable under the terms of the Deposit Agreement and (y) the Depositary shall have received from the person requesting the withdrawal of the Restricted Shares a duly completed and signed Withdrawal Certification substantially in the form attached as Exhibit C to the Letter Agreement. Subject to the satisfaction of the terms of the foregoing paragraph, and the provisions of or governing the Deposited Securities and other applicable laws, upon surrender of this Receipt at the Principal Office of the Depositary the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Subject to the last


                                    Exh. A-4
sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Delivery shall be made, at the option of the Holder hereof, either at the principal office of the Custodian or at the Principal Office of the Depositary for further delivery to such Holder, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the request, risk and expense of the Holder hereof, and for the account of such Holder.

            A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of the Deposit Agreement, the Company's By-laws, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

            The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

            15. Transfers, Split-Ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including any certifications that the Depositary or the Company may require in order to comply with applicable laws, signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable transfer taxes, duties and the fees and expenses of the Depositary including the fees set


                                    Exh. A-5
forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (23) of this Receipt. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            16. Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax, duties or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (23) of this Receipt, and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

            After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Share Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in good faith at any time or from time to time, because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Company's By-laws or for any other reason, subject in all cases to Article (23) hereof. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instructions IA(1) to Form F-6 (as may be amended) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes, duties and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

            17. Compliance With Information Requests. Notwithstanding any other provision of this Deposit Agreement, the Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any such information


                                    Exh. A-6
reasonably requested by the Company or the Depositary pursuant to this Section, whether or not they are Holders at the time of such request. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

            18. Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the By-laws of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

            19. Liability of Holder for Taxes, Duties and Other Charges. If any tax, duty or other governmental charge shall become payable by the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax, duty or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty or other governmental charge, the Holder hereof remaining liable for any deficiency. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of then harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.14 of the Deposit Agreement.

            20. Representations and Warranties of Depositors. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person's knowledge, such Shares and each certificate therefor are validly issued, outstanding, fully paid, non-assessable, not subject to calls for additional payments of any kind and that any preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so. Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Venezuela in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of shares or Receipts. Every such person shall be deemed to represent and acknowledge that the Shares presented for deposit and the American Depositary Shares representing such Shares are Restricted Securities under the Securities Act of 1933 and are subject to the restrictions on transfer and withdrawal set forth in the legend printed on the face of this Receipt and described in the Letter Agreement. Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts.


                                    Exh. A-7

            21. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may, in addition to the requirements of Articles (4) and (5) hereof, be required from time to time (i) to file with the Depositary or a Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, (ii) provide such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Share Registrar) of the Shares presented for deposit,
(iii) establish compliance with all applicable laws, rules and regulations of or governing the Deposited Securities and the terms of the Deposit Agreement, and
(iv) execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and the Custodian. Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

            22. Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.03 or 4.10 of the Deposit Agreement), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition the Depositary shall charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including but not limited to, Sections 4.02 through 4.05 thereof, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of stock dividend, made pursuant to the Deposit Agreement including, but not limited to Section 4.02 through 4.05 thereof. The Depositary shall also charge the holder hereof a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement and Exhibit B thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary. The provisions in respect of these charges may be changed in the manner indicated in Article (21) of this Receipt.


                                    Exh. A-8

            23. Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

            24. Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

Dated:

CITIBANK, N.A.,                             CITIBANK, N.A.,
Transfer Agent and Registrar                as Depositary


By: ________________________________        By: ________________________________
         Authorized Signatory                         Authorized Signatory

      The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.


                                    Exh. A-9

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

            25. Reports; Inspection of Transfer Books. The Company currently furnishes the Securities and Exchange Commission with certain public reports and documents required by the laws of Venezuela, Bolsa de Valores de Caracas and Bolsa de Valores de Maracaibo in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission. Such reports and information are available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

            The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act of 1934, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section
5.06 of the Deposit Agreement.

            The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

            Subject to Article (23) hereof, the Depositary may close the transfer books (with notice to the Company if other than in the ordinary course of business), at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

            26. Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary or any Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary, pursuant to Section 4.07 of the Deposit Agreement, be converted on a reasonable basis, by sale or any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to, the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively without liability for interest thereon. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be


                                    Exh. A-10
added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Pursuant to Articles (4) and (7) hereof, if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall deposit or cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, subject to Section 5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04, 5.07 and 5.09 of the Deposit Agreement; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, after the Company, in the fulfillment of its obligations under Section 5.07 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of this Deposit Agreement, as follows:

      (a) if at the time of the offering of any rights, the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary


                                    Exh. A-11
            may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders or Beneficial Owners; or

      (b) if at the time of the offering of any rights, the Depositary determines in its discretion that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary may, in its discretion, sell such rights or such warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the, proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for
            (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments except in those cases where the Depositary makes representations and warranties in connection with the sale of such rights, warrants or other instruments.

            If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States and Venezuelan counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

            Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and


                                    Exh. A-12
counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws. Because Venezuelan law presently does not recognize the issuance of preemptive rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

            Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and after obtaining, at the Company's expense, opinion(s) of United States and Venezuelan counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares of the corresponding Series representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain, at the Company's expense, opinion(s) of United States and Venezuelan counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such advice, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or in Exhibit B of the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

            Pursuant to Articles (4) and (7) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes, duties or governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.


                                    Exh. A-13

            The Custodian, the Depositary or the Company or its agents shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any rebates, tax and/or duty credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares to which they are entitled, and they may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

            27. Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections 4.02 through 4.08 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

            28. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting or such consent or proxy. The Depositary shall, if requested in writing in a timely manner by the Company and at the Company's expense, mail to Holders of: (a) such notice of meeting, (b) a statement that the Holders at the close of business on the specified record date will be entitled, subject to any applicable law, the Company's By-laws and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares and
(c) a brief statement as to the manner in which such instructions may be given. If the Depositary receives a request less than 20 days prior to such vote or meeting, the Depositary will make its best efforts to notify Holders. Upon the written request of a Holder of American Depositary Shares evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company's By-laws and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.


                                    Exh. A-14

            Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

            29. Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited shares, with necessary modifications to the form of Receipt contained in Exhibit A to the Letter Agreement or the Original Deposit Agreement, as applicable, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

            30. Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to,


                                    Exh. A-15
the reasonable fees and expenses of counsel) incurred by the Depositary or the Custodian that may arise (a) out of or in connection with any actions performed or omitted to be performed in connection with the Deposit Agreement and the Receipts as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates, or (b) out of delivery by the Depositary on behalf of the Company of information regarding the Company in connection with the Deposit Agreement, any offer or sale of Receipts, American Depositary Shares, Shares or other Deposited Securities or any prospectus or registration statement under the Securities Act of 1933 in respect thereof.

            The indemnities contained in the proceeding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction (as defined in Article (24) hereof and Section 5.08 and Section 5.10 of the Deposit Agreement).

            The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates against and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise
(a) out of or in connection with the issuance, transfer, deposit or withdrawal of Receipts, American Depositary Shares, Shares, or other Deposited Securities, as the case may be, or any offering documents in respect thereof in connection with its role as Depositary, or (b) out of any actions performed or omitted to be performed by the Depositary in connection with the Deposit Agreement and the Receipts or out of delivery by the Company on behalf of the Depositary of information regarding the Depositary in connection with the Deposit Agreement, the Receipt, the American Depositary Shares, the Shares, or any Deposited Securities, as the same may be amended from time to time, in any such case due to the negligence or bad faith of the Depositary.

            The obligations set forth in this Article (18) shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Article (18) and Section
5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

            31. Liability of the Company and the Depositary. None of the Depositary, its controlling persons or its agents nor the Company, its controlling persons nor its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, the By-laws of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or


                                    Exh. A-16
the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Each of the Depository, its controlling persons and its agents, the Company, its controlling persons and its agents, assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its controlling persons and its agents, and the Company its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this paragraph (19), the Depositary and its agents, directors, officers and employees will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

            32. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of
(i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.


                                    Exh. A-17

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            33. Amendment, Supplement. The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary for transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

            34. Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon


                                    Exh. A-18
the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in, Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Articles (10) and (18) hereof, and Sections 5.06 and 5.09 of the Deposit Agreement.

            35. Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

            36. Certain Rights of the Depositary; Limitations. The ADSs represented hereby are not eligible for Pre-Release Transactions described in
Section 5.10 of the Deposit Agreement.


                                    Exh. A-19

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ________________, whose taxpayer identification number is _________________ and whose address including postal zip code is
__________________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.


Dated: ___________________          Name: ______________________________________


                                    By: ________________________________________


                                    Title: _____________________________________

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED


__________________________


                                    Exh. A-20

                                    EXHIBIT B
                                       to
                  Letter Agreement, dated as of April 24, 2007
                    (the "Letter Agreement"), by and between
                  Manufacturas de Papel, C.A. (MANPA), S.A.C.A.
                                       and
                                 Citibank, N.A.

                              _____________________

                              INITIAL SHARE OWNERS

                              _____________________

        Name                      Number of Shares       Nominee (if applicable)
        ----                      ----------------       -----------------------

Inversionista 85735 LTD            101,457,800

Angel Jesus Ramirez Ortiz           12,258,575

Madina Investments LTD              11,126,800


                                    Exh. B-1

                                    EXHIBIT C
                                       to
                  Letter Agreement, dated as of April 24, 2007
                    (the "Letter Agreement"), by and between
                  Manufacturas de Papel, C.A. (MANPA), S.A.C.A.
                                       and
                                 Citibank, N.A.

                              _____________________

                            WITHDRAWAL CERTIFICATION

                              _____________________

                                                           _______________, ____

Citibank, N.A.,
  as Depositary
ADR Department
111 Wall Street
New York, New York  10043
Attention: Broker Services

        Manufacturas de Papel, C.A. (MANPA), S.A.C.A. (Cusip # 564681906)

Dear Sirs:

            Reference is hereby made to (i) the Deposit Agreement, dated as of June 11, 1996 (the "Deposit Agreement"), by and among Manufacturas de Papel, C.A. (MANPA), S.A.C.A. (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and the Holders and Beneficial Owners of American Depositary Receipts issued thereunder, and (ii) the Letter Agreement, dated as of April 24, 2007 (the "Letter Agreement"), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

            This Withdrawal Certification is being furnished in connection with the withdrawal of Designated Shares (as defined in the Letter Agreement) upon surrender of Designated Restricted ADSs (as defined in the Letter Agreement) to the Depositary.

            (A) We acknowledge, or, if we are acting for the account of another person, such person has confirmed to us that it acknowledges, that the Designated Restricted ADSs and the Designated Shares represented thereby have not been registered under the Securities Act.

            (B) We certify that we, and, if we are not the beneficial owner, the beneficial owner has indicated that it, will sell the Designated Shares in compliance with the requirements of the U.S. securities


                                    Exh. C-1
            laws (including, without limitation, the applicable laws of the states of the United States), and we, and, if we are not the beneficial owner, the beneficial owner has indicated that it, will not deposit, or cause to be deposited, such Designated Shares into any depositary receipts facility established or maintained by a depositary bank other than a restricted facility established and maintained for such purpose.

                                              Very truly yours,

                                              [Name of Certifying Entity]


                                              By: ______________________________
                                                  Name:
                                                  Title:
                                                  Date:


                                    Exh. C-2